UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2011

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3760 Kilroy Airport Way, Suite 300
Long Beach, California	90806
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (562) 733-5100

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On August 22, 2011, HCP, Inc. (the “Company”), a Maryland corporation, issued a press release, attached as Exhibit 99.1 hereto, announcing that the Company will promptly pay the approximately $102 million judgment against the Company resulting from the 2009 jury verdict awarding compensatory damages to Ventas, Inc.  The Company accrued the full amount of the $102 million compensatory award during the third quarter of 2009, and accordingly the Company’s payment will have no additional impact on the Company’s earnings.

The information set forth in this Item 7.01 of this Current Report on Form 8-K, and in Exhibit 99.1 hereto, is being furnished to, and shall not be deemed filed with, the Securities and Exchange Commission (“SEC”) nor shall such information be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01                                        Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is being filed herewith:

No.	Description

99.1*	Text of the Press Release dated August 22, 2011.

*

Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 hereto and shall not be deemed filed with the SEC, nor shall such exhibit be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

By:	/s/ Timothy M. Schoen
Timothy M. Schoen,
Executive Vice President — Chief Financial Officer

Dated:    August 22, 2011

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Exhibit Index

No.	Description

99.1*	Text of the Press Release dated August 22, 2011.

*

Exhibit 99.1 is being furnished to the SEC pursuant to Item 7.01 hereto and shall not be deemed filed with the SEC, nor shall such exhibit be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

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